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                                                                Exhibit 10.12(b)

                            MILLENNIUM CHEMICALS INC.

                                  Amendment To

                       MILLENNIUM SPECIALTY CHEMICALS INC.
              GRANDFATHERED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  (the "Plan")


         The Plan shall be, and it hereby is, amended effective June 1, 2002 as follows:

1.       Section 11.3 Change of Control

         Amend clause (iv) of Section 11.3 to read in its entirety as follows:

         "(iv) the stockholders of the Parent approve a plan of complete liquidation of the Parent or the closing of the sale or disposition by the Parent of all or substantially all of the Parent's assets other than the sale or disposition of all or substantially all of the assets of the Parent to one or more Subsidiaries (as defined below) of the Parent or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Parent at the time of the sale or disposition; provided, however, (y) the sale or disposition of all or any part of the Parent's interests in Equistar Chemicals, LLP ("Equistar") (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall not be deemed to constitute a Change in Control, and
         (z) if the Parent sells or disposes of all or any part of the Parent's interests in Equistar indirectly (either through the sale or other disposition of any entity that owns, directly or indirectly, all or any part of the Parent's interests in Equistar, or otherwise), then the sale or disposition of the Parent's interests in Equistar (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall be ignored and disregarded in determining whether any such Change in Control has occurred. By way of illustration, if an indirect subsidiary of the Parent that owns the Parent's interests in Equistar together with certain other assets is sold, then, in determining whether a Change in Control has occurred, all relevant determinations shall be made pursuant to the assumption that (y) such subsidiary owns only such other assets, and (z) neither such subsidiary nor the Parent owns, either directly or indirectly, the interests in Equistar. "Subsidiary" shall have the meaning set forth in Section 424 of the Internal Revenue Code of 1986, as amended or superseded and the term shall also include any partnership, limited liability company or other business entity if the Parent owns directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity."